EXHIBIT 1

Amended as of April 24, 2007

CHARTER
of the
COMPENSATION COMMITTEE
of the Board of Directors of Bank of Smithtown

Section 1. Membership.  The Compensation Committee shall consist of at least four Directors. At least three members of the Committee shall be present at a meeting to constitute a quorum. All members of the Committee shall be “independent directors” as defined by the NASDAQ Marketplace Rules applicable at the time. The members of the Committee shall also qualify as “outside” directors within the meaning of Internal Revenue Code Section 162(m) and as “non employee” directors within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. If members of the Committee do not qualify as “outside” directors or “non-employee” directors as described above, the Committee may from time to time delegate some or all of its duties to a committee or subcommittee composed of members of the Board of Directors that meet the relevant requirements.

Section 2. Meetings. The Committee shall meet at such times and places as it deems advisable. Written agendas shall be prepared for each meeting, and minutes of the meetings shall be maintained.

Section 3. Chairman. If the Chairman of the Board of Directors is an “independent director” as defined by the pertinent legal and/or regulatory standards described in Section 1 above, he or she shall serve as Chairman of the Compensation Committee. If the Chairman of the Board of Directors is not an “independent director” and the Board of Directors has elected a Lead Director, then the Lead Director shall serve as Chairman of the Compensation Committee. In any other event, the Board of Directors, in its discretion, may elect a Chairman of the Compensation Committee. The Chairman, when present, shall preside at all meetings of the Committee.

Section 4. Committee Duties. The Compensation Committee shall collect and analyze such information as it deems necessary in order to make recommendations to the Board of Directors with regard to all matters pertaining to: (1) the compensation and benefits to be paid to the Bank’s “Senior Management Team”, the composition of which is to be determined by the Board; (2) the compensation and benefits to be paid to members of the Bank’s Board of Directors; (3) the total amount of money to be awarded to all employees of the Bank pursuant to the Bank of Smithtown Bankwide Annual Cash Incentive Plan; and (4) the cash-based and equity-based awards that may be made to employees of the Bank and members of the Bank’s Board of Directors pursuant to the Smithtown Bancorp Inc. 2007 Stock Compensation Plan.

The Compensation Committee shall review and discuss with management the Compensation Discussion and Analysis required to be included in the Proxy Statement and annual report on Form 10-K filed by Smithtown Bancorp Inc. pursuant to the rules and regulations of the Securities and Exchange Commission and, based on such review and discussion, determine whether or not to recommend to the Board that the Compensation Discussion and Analysis be so included.

The Compensation Committee shall also approve the annual Compensation Committee Report for inclusion in the Proxy Statement filed by Smithtown Bancorp Inc. pursuant to the rules and regulations of the Securities and Exchange Commission.

Section 5. Compensation Philosophy. The Bank has been a high-performing organization for many years. In order to continue to perform at high levels over a long period of time, we need to attract and retain highly-skilled, dedicated and experienced people for the Senior Management Team and the Board of Directors. To attract and retain such people in the New York metropolitan market, we must offer highly-competitive compensation packages. Not only are the cost of living and compensation levels higher in the New York metropolitan area than in most other regions of the country, but we must also compete with the compensation packages offered by many very large banks located in New York City.

At the same time that we want to attract and retain highly-qualified people for the Senior Management Team and Board of Directors, we must also remember that the primary goal of the Bank is to build long-term shareholder value. Therefore, we must balance the need to attract and retain highly-qualified people with the need to keep costs at reasonable levels in order to create sufficient profitability for the shareholders.

The Bank has used a Bankwide incentive compensation plan for many years. The terms of that plan were incorporated into the Bank of Smithtown Bankwide Annual Cash Incentive Plan and approved by the shareholders of Smithtown Bancorp in April 2007. The Plan includes all members of the Senior Management Team, as well as every other Bank employee. We believe that part of the reason for the Bank’s long-term success is that the design of the incentive compensation plan promotes teamwork and creates an alignment among an individual’s compensation, the Bank’s performance and the individual’s contribution to the Bank’s performance. We also believe that it is productive for members of the Senior Management Team to have goals and standards for their incentive compensation linked to the goals and standards for the incentive compensation for the entire staff.

Finally, the Board of Directors adopted, and in April 2007 the shareholders of Smithtown Bancorp approved, the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan. The Plan provides the Bank with the opportunity to offer cash-based and equity-based incentive awards to attract and retain high level officers and directors and to motivate then to continue their relationship with the Bank. We believe that it is important to align the interests and compensation of those individuals with the long-term interests of the shareholders, and that the Plan is an effective means of doing so.

Section 6.  Officers’ Compensation. The Committee shall determine a list of peer group banks to be used for the purpose of analyzing and comparing both officer compensation and bank performance. The Committee shall review such information as it deems advisable for the peer group banks, Bank of Smithtown and the Senior Management Team, and shall make its recommendations to the Board regarding the compensation and benefits to be paid to members of the Senior Management Team. In the course of reviewing the peer group information and determining its recommendations, the Committee shall consider the duties of the executive; the skills, abilities and experience of the executive; the executive’s individual performance; the performance of the bank; the size of the bank; and the geographic location of the bank.

Section 7. Directors’ Compensation. The Committee shall determine a list of peer group banks to be used for the purpose of analyzing and comparing both director compensation and bank performance. The Committee shall review such information as it deems advisable for the peer group banks, Bank of Smithtown and the Board of Directors, and shall make its recommendations to the Board regarding the compensation and benefits to be paid to members of the Board of Directors. The recommendations may include a retainer to be paid on an annual, quarterly or monthly basis without regard to attendance at meetings; fees for attendance at regular or special meetings of the Board; fees for membership on designated Committees of the Board; fees for being the Chairman of the Board, the Lead Director, the Chairman of a particular Board Committee or the Secretary of the Board; fees for attendance at all or some meetings of the Committees of the Board; and such benefits as the Compensation Committee may feel are reasonable, customary and appropriate. The Committee may also recommend that the Bank reimburse Directors for such expenses incurred by them in connection with their attendance of meetings as the Committee may deem reasonable and appropriate. In the course of reviewing the peer group information and determining its recommendations, the Committee shall consider the performance of the bank, the size of the bank and the geographic location of the bank.

Section 8. Bank of Smithtown Bankwide Annual Cash Incentive Plan. The Committee shall review the methodologies used for the Bankwide Annual Cash Incentive Plan devised by the Senior Management Team. The Committee shall satisfy itself that the methodologies are reasonable and aligned with the Bank’s goals; that the incentive compensation opportunities available to persons in various positions are appropriate; and that the total amount of incentive compensation awarded is reasonable and consistent with the Bank’s performance, and reasonable in light of the amount of incentive compensation awarded in previous years.

Section 9. Smithtown Bancorp, Inc. 2007 Stock Compensation Plan. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Smithtown Bancorp, Inc. 2007 Stock Compensation Plan and to determine eligibility for awards under the Plan and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting award recipients, establishing all award terms and conditions and, adopting modifications and amendments, or subplans to the Plan or any agreement for awards, including without limitation, any that are necessary to comply with federal laws and state laws in which the Bank and Smithtown Bancorp, Inc. operate.

Section 10. Outside Advisors. The Committee, in its discretion, may retain any outside advisors it deems necessary or appropriate to assist the Committee in its work.

Section 11. Subcommittee. The Committee may form and delegate authority to subcommittees as it deems appropriate.